Exhibit 16.1

■	Ernst & Young LLP	■	Phone: (317) 681-7000
	Chase Tower		www.ey.com
111 Monument Circle
Indianapolis, IN 46204
December 13, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Gentlemen:
We have read Item 4.01 of Form 8-K dated December 13, 2007, of The National Bank of Indianapolis Corporation and are in agreement with the statements contained in the first, second, third and fourth paragraphs on page one therein. We have no basis to agree or disagree with other statements of the registrant contained therein.